EXHIBIT 2.12



                              -12-
         AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS
                       (Tangible Assets)


      THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS ("Asset Purchase Agreement") is made and entered into as of January 7, 1998, by and between Sharon M. Crowder, D.D.S., Inc., a California professional dental corporation, as seller ("Seller") and Omega Orthodontics of Reseda, Inc., a Delaware corporation, as buyer ("Buyer").


                            RECITALS

      This Asset Purchase Agreement is made with reference to the following facts and circumstances:

      A. Buyer is a management corporation engaged in the business of providing professional management and marketing services to orthodontic practices.

      B. Seller is a California professional corporation that operates a dental practice in premises located at 19231 Victory
Blvd., Suite 557, Reseda, California 91335  (the "Practice").

      C. Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain assets of the Practice on the terms and conditions set forth in this Asset Purchase Agreement.

      NOW THEREFORE, in consideration of the covenants and conditions contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   PURCHASE AND SALE OF ASSETS

      1.1. Assets. On the "Closing Date" (as defined below), Seller shall sell and assign to Buyer, and Buyer shall acquire from Seller all of the assets listed in Exhibits 1.1(a) and 1.1(b) attached hereto ("Assets"), which may include certain specified contracts ("Assumed Contracts").

      1.2. Excluded Assets. Excluded from the sale shall be that portion of the assets and properties of Seller listed in Exhibit
1.2 attached hereto ("Excluded Assets").

2.   UNASSUMED LIABILITIES

      Except as otherwise specifically listed in Exhibit 2.1 attached hereto ("Assumed Liabilities"), it is the intention of the parties that Buyer will not assume and shall not be responsible for any liabilities or obligations of Seller of any kind or nature whatsoever and Seller agrees to forever hold Buyer harmless and indemnify Buyer against such liabilities and obligations, all of which shall remain the obligations of Seller (the "Unassumed Liabilities").

3.   PURCHASE PRICE OF ASSETS

      3.1. Consideration. Subject to the terms and conditions of this Asset Purchase Agreement and in full consideration of the sale and transfer of the Assets, and in reliance on the representations, warranties, and covenants of the parties hereto, Buyer shall pay Seller Twenty-Five Thousand Dollars ($25,000.00) (the "Purchase Price").

      3.2. Purchase Price Allocation. The parties shall agree to the allocation of the Purchase Price as set forth in Exhibit 3.2 attached hereto and shall use each allocation for purposes of federal and state tax reporting.

     3.3. Payment of Purchase Price. The Purchase Price shall be paid as set forth in Exhibit 3.3 attached hereto.

     3.4. Fair Market Value.  The parties agree that the Purchase
Price  reflects the fair market value of the Assets  and  Assumed
Liabilities as specifically bargained for by the parties.

     3.5. Sales and Transfer Taxes. Any sales and transfer taxes in respect of Seller's sale and transfer of the Assets and Assumed Liabilities to Buyer shall be borne by Seller.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

      Seller represents and warrants to Buyer that the statements in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as otherwise specifically set forth in the disclosure schedule delivered by the Seller to Buyer on the date of this Agreement and as updated (to the extent necessary to make the statements therein correct and complete) on the Closing Date and initialed by the parties ("Disclosure Schedule") in Exhibit 4 attached hereto. The Disclosure Schedule is to be arranged in sections corresponding to the numbered and lettered sections contained in this Section 4.

      4.1. Organization. Seller is a California professional dental corporation, validly formed, duly existing and in good standing under the laws of the State of California. Seller is the sole owner of the Assets and has all requisite authority to own, lease, sell, assign and transfer the Assets. There are no outstanding rights, warrants, convertible securities, preemptive rights, buy-sell agreements, or other agreements or commitments obligating Seller to sell or transfer any portion of the Assets or obligating Seller to take or refrain from taking any actions.

      4.2. Authorization. Seller has the power and authority to enter into this Asset Purchase Agreement and consummate the transactions contemplated hereby. All action on the part of Seller necessary for the authorization, execution, delivery and performance of this Asset Purchase Agreement and the consummation of the transactions contemplated hereby has been or will be taken prior to the Closing Date, and this Asset Purchase Agreement (including exhibits, schedules and the ancillary agreements) constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     4.3. No Consent Required; No Violation of Other Agreements. Neither the execution of this Asset Purchase Agreement by Seller nor the performance by Seller of its obligations under this Asset Purchase Agreement, requires the consent of any third party, which will not have been obtained and delivered to Buyer prior to the Closing Date. Neither this Asset Purchase Agreement nor any of the transactions contemplated hereunder violates or shall violate any lease, contract, document, understanding, agreement or instrument to which Seller is a party or by which he, she or it may be bound, or any other lease, contract, document, understanding, agreement or instrument affecting Seller, the Assets or the Practice.

      4.4. No Default. Seller is not in default under the terms of any lease, contract, document, understanding, agreement or instrument pertaining to the Practice, nor has any event occurred that shall constitute a default by Seller under any of the same following the passage of time or consummation of any of the transactions contemplated hereunder, nor has Seller received any notice of any default under any of the same. No acceleration or other right to accelerate, terminate, modify, cancel, create a security interest, or otherwise change any existing arrangement will be created as a result of the consummation of any of the transactions contemplated hereunder.

      4.5. Conduct of Practice and No Material Changes. Between the date of the execution of this Asset Purchase Agreement and the Closing, Seller: (i) shall use best efforts to maintain and preserve the Assets in good condition and repair, and to prevent the imposition of any additional Liens (as defined below) on the Assets, and (ii) shall not liquidate or dissolve Seller, take any steps to do same, or inform any third person or entity that Seller has done or intends to do the same.

      4.6. Taxes. There are no delinquent federal or state corporate income or franchise taxes or any federal, state or local assessments due or owing by Seller with respect to the Practice. Seller has timely filed or caused to be filed on its own behalf and on behalf of its employees all tax returns (federal, state and local) required to be filed by it on or before the Closing Date, and all taxes shown to be due and payable on said returns have been paid. There are no actions, suits, proceedings, investigations, audits, claims or liens now pending against or related to Seller, the Practice or the Assets regarding any tax or assessment.

      4.7. Title to Assets. At the Closing, Seller shall deliver title to the Assets to Buyer free and clear of all security interests, liens, claims, encumbrances, covenants and restrictions of any nature whatsoever (collectively, "Liens") except as expressly described on the Disclosure Schedule.

      4.8.  Right  to  Premises; Condition of  the  Property  and
Premises. Seller either (i) owns in fee simple absolute the premises in which the Practice is located ("Premises"); or (ii) has a valid and enforceable lease for the Premises, and there are no unpaid mortgage payments, rental payments or any other applicable amounts now due and payable by Seller with respect to the Premises or any uncured default by Seller, and no governmental condemnation proceedings threatened or in process.

     4.9. Contracts; Loan Documents.

           4.9.1. Seller has furnished to Buyer, for Buyer's inspection and review, true and complete copies of all contracts, agreements, leases, documents, written understandings, instruments, loan documents and security agreements relating to the Practice or the Assets, if any, and any and all other documents concerning any Liens against the Assets or any aspect of the Practice.

           4.9.2. The Assumed Contracts remain in full force and effect in accordance with their terms as of the Closing Date. Neither Seller nor any other party to any such contract or agreement, is in default, or alleged to be in default thereunder, and there exists no condition or event which, with the giving of notice or the lapse of time or otherwise, would constitute such a default by Seller or by any other party to any such contracts or agreements. All of the Assumed Contracts are valid and enforceable by Seller.

      4.10. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller.

      4.11. No Litigation and Insurance. There is no pending litigation or, to the best of Seller's knowledge, threatened litigation, unasserted claim, or governmental investigation, relating to the Assets or the Practice. Seller has adequately provided insurance for all such claims and will continue to maintain insurance against all liabilities, claims and risks against which it is customary to insure.

      4.12. Violation of Laws. To the best of Seller's knowledge, Seller is not in violation of any law, rule, regulation or administrative or judicial order pertaining to the Assets or the Practice and, to the best of Seller's knowledge, there is no law, rule, regulation or administrative or judicial order that any of the transactions contemplated by this Asset Purchase Agreement would violate.

      4.13. No Brokers or Finders. Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Asset Purchase Agreement, and if Seller incurred any such liability, such liability shall be and remain the sole responsibility of Seller and Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, losses, damages, claims, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), arising out of or relating to such liability.

      4.14. No Bankruptcy Proceedings. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets,
(v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

      4.15.      Patient  Records.  Seller  has  maintained,  and
agrees  to  continue  to  maintain, the  confidentiality  of  all patient records as required by and in conformance with all applicable state and federal laws and regulations. Seller has not transferred, and agrees not to transfer, any patient records to any individual or entity against the request of any patient prohibiting the Seller from transferring his/her patient information or records and shall at Closing retain custody of such patient records on behalf of Buyer in accordance with applicable state and federal laws and regulations.

      4.16. Bulk Sales. The Practice is not an enterprise subject to Division 6 of the Commercial Code of California, and the transactions contemplated hereby are not subject to Division
6 of the California Uniform Commercial Code.

      4.17. Inspections. The Disclosure Schedule sets forth accurately and fully describes (i) all inspections of the Assets or the Practice by any governmental agency or any consultant at any time during the previous five (5) years; (ii) all matters which were noted by any and all such governmental agency or consultant as requiring correction or modifications which were requested or recommended; and (iii) the present status of each such noted matter.

      4.18. No Untrue Statements. To the best of Seller's knowledge, (i) Seller has not made any untrue statement or representation in connection with this Asset Purchase Agreement,
(ii) all items transferred or delivered and/or given to Buyer by or from Seller are true, correct and complete copies of what they purport to be, (iii) there are no undisclosed liabilities of any nature whatsoever in connection with the Practice or any of the Assets, (iv) Seller has not failed to state or disclose any material fact in connection with the transactions contemplated by this Asset Purchase Agreement, and (v) Seller knows of no facts and has not misrepresented any facts concerning its ability, financial or otherwise, to consummate the transactions contemplated by this Asset Purchase Agreement or that would otherwise materially adversely affect Buyer's decision to acquire the Assets.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to Seller that:

      5.1. Organization. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

     5.2. Authority. Buyer has the corporate power and authority to enter into this Asset Purchase Agreement and to consummate the transactions contemplated hereby.

      5.3. No Brokers or Finders. Buyer has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Asset Purchase Agreement, and if Buyer incurred any such liability, such liability shall be and remain the sole responsibility of Buyer, and Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities, losses, damages, claims, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), arising out of or relating to such liability.

      5.4. No Violation of Other Agreement. Neither this Asset Purchase Agreement nor any of the transactions contemplated hereunder violates or shall violate any lease, contract, document, understanding, agreement or instrument to which Buyer is a party or by which it may be bound, or any lease, contract, document, or instrument affecting Buyer.

      5.5. No Consent Required. Neither the execution of this Asset Purchase Agreement by Buyer, nor the performance by Buyer of its obligation under this Asset Purchase Agreement, requires the consent of any third party that will not have been obtained and delivered to Seller prior to the Closing Date.

      5.6. No Bankruptcy Proceedings. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary proceeding in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of the assets, properties or business of Buyer,
(iv) suffered the attachment or other judicial seizure of all or substantially all of the assets, properties or business of Buyer,
(v) admitted in writing its inability to pay its debts as such debts become due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

       5.7. No Untrue Statements. To the best of Buyer's knowledge, (i) Buyer has made no untrue statement or representation in connection with this Asset Purchase Agreement, and (ii) Buyer knows of no facts and Buyer has not misrepresented any facts concerning Buyer's ability, financial and otherwise, to consummate the transactions contemplated by this Asset Purchase Agreement or that would otherwise materially adversely affect Seller's decision to sell the Assets.

6.   BUYER'S ACCESS TO RECORDS; CONFIDENTIAL INFORMATION;
     PUBLICITY

      6.1. Access to Records. Between the date of the execution hereof and the Closing, Buyer, its appraisers, accountants, consultants, counsel and other representatives shall have access during normal business hours to the tax returns, books, records, licenses, certifications, contracts, agreements and all other relevant documentation of Seller. Neither Buyer nor its representatives shall disclose the contents of any of said materials that Buyer has discovered in the course of its due diligence ("Due Diligence") to any third party without the prior written consent of Seller, except: (i) as required by law; (ii) as may be reasonably necessary in connection with any litigation or dispute arising out of this Asset Purchase Agreement or any of the transactions contemplated hereunder; (iii) information contained in any such materials that was already in Buyer's possession prior to the date hereof; and (iv) information contained in any such materials that is or becomes generally available to the public other than as a result of a disclosure by Buyer or its agents or employees in violation of this Section (collectively, the "Exceptions").

      6.2. Confidential Information. Seller agrees that at all times following the Closing Date, Seller shall not use for its benefit or for any third party's benefit, any confidential information or trade secrets of Buyer, any "Affiliate" (as defined below), or of any successor or assignee of Buyer or any Affiliate, and shall not disclose or cause to be disclosed to any third party any confidential information or trade secrets of Buyer, any Affiliate, or any of their respective successors or assigns at any time on or after the Closing Date. As used herein, "Affiliate" shall mean any affiliated or related organization of Buyer.

     6.3. Publicity. No party shall, at any time on or after the date hereof through the Closing Date, issue any publicity or written or oral statement, or otherwise disclose the existence of this Asset Purchase Agreement or any of the terms or conditions hereof, or disclose the contemplation, implementation or consummation of any of the transactions intended hereby (other than to its directors, officers, employees, attorneys, financial advisors and other agents and representatives, as necessary in order to negotiate, evaluate, approve and consummate the transactions hereunder), without the prior written consent of Buyer (in the case of Seller) or Seller (in the case of Buyer), except in accordance with any of the Exceptions as set forth in
Section 6.1, and except as reasonably required of Buyer by any applicable federal or state securities law (or agency's) disclosure requirements. In the case of any written publicity or statement, the applicable party with the above right of consent shall have the right to approve in advance the specific language of any such writing, provided that such approval may not be unreasonably withheld in the event of occurrence of any of the Exceptions.

7.   CLOSING; CONDITIONS TO OBLIGATIONS TO CLOSE

       7.1. Closing and Closing Date. The transactions contemplated by this Asset Purchase Agreement shall be consummated at the "Closing." The Closing shall take place at the offices of Lewitt, Hackman, et al., 16633 Ventura Boulevard, 11th Floor, Encino, California 91436, or at such other place as may be designated by Seller and Buyer, on the Closing Date. The Closing Date shall be January 7, 1998, or such other date as shall be agreed between the parties.

      7.2. Deliveries by Seller. At the Closing, Seller shall execute (as to documents calling for execution) and deliver to Buyer the following:

           7.2.1. A Bill of Sale in the form of Exhibit 7.2.1 attached hereto ("Bill of Sale") and such other sufficient instruments and documents to convey, transfer, assign, or further perfect, title to each of the Assets (including the Assumed Contracts) as are reasonably requested by Buyer to transfer the Assets.

      7.3. Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the payment of the Purchase Price in accordance with Exhibit 3.3 attached hereto.

      7.4. Conditions to Buyer's Obligations. Buyer's obligation to consummate the transactions contemplated by this Asset Purchase Agreement is conditioned upon satisfaction, or waiver by Buyer in writing, of all of the following on or before the Closing Date:

           7.4.1. The performance by Seller of all of Seller's promises and agreements under this Asset Purchase Agreement that are to be performed as of the Closing, including but not limited to the procurement and delivery to Buyer of all necessary assignments and consents.

           7.4.2. Buyer's reasonable approval or satisfaction of each item under this Asset Purchase Agreement that Buyer is entitled to approve or to be satisfied, including, without limitation, all schedules and exhibits hereto and all items that Buyer reviews pursuant to its Due Diligence efforts.

           7.4.3. No suit, action, arbitration or legal, administrative or other proceeding or governmental investigation shall be pending or threatened against Buyer or Seller in relation to or affecting the consummation of the transactions contemplated by this Asset Purchase Agreement.

          7.4.4. Each of the representations and warranties of Seller is true as of the Closing.

           7.4.5. The Assets have not been damaged and there has been no adverse change from the date of this Asset Purchase
Agreement.

            7.4.6.     Buyer  has  not  exercised  any   of   the
cancellation options under Section 9 below.

       7.5. Conditions to Seller's Obligations. Seller's obligation to consummate the transactions contemplated by this Asset Purchase Agreement is conditioned upon satisfaction, or waiver by Seller in writing, of all of the following on or before the Closing Date:

           7.5.1. The performance by Buyer of all of Buyer's promises and agreements under this Asset Purchase Agreement that are to be performed as of Closing.

           7.5.2. Seller's reasonable approval or satisfaction of each item under this Asset Purchase Agreement regarding which Seller is entitled to approve or to be satisfied.

           7.5.3. No suit, action, arbitration or legal, administrative or other proceeding or governmental investigation shall be pending or threatened against Buyer or Seller in relation to or affecting the consummation of the transactions contemplated by this Asset Purchase Agreement.

          7.5.4. Each of the representations and warranties of Buyer is true as of the Closing.

8.   INDEMNIFICATION

     8.1. Seller's Indemnity. Seller shall indemnify, defend and hold Buyer, its affiliates, and their directors, officers, employees, attorneys, and agents harmless from and against any and all liabilities, losses, damages, claims, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), whether known or unknown, arising out of or relating to (i) Seller's ownership or operation of the Assets or the Practice, including any defects in title; (ii) any other actions or omissions of Seller prior to the Closing Date; or
(iii) any breach by Seller of any representation, warranty or any other material term or condition in this Asset Purchase Agreement (including the exhibits and attachments) or any ancillary agreement, document, or certificate to be delivered in connection with this Asset Purchase Agreement.

      8.2. Buyer's Indemnity. Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities, losses, damages, claims, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), arising out of or relating to any breach of any warranty or any other material term or condition hereof by Buyer.

      8.3. Buyer's Recoupment and Offset Rights. In addition to Buyer's rights under Section 8.1 to seek indemnity from Seller, Buyer shall have the rights of recoupment and offset against any payments owed to Seller by Buyer or any of Buyer's Affiliates under any agreement. Such recoupment and offset rights are in addition to, and not in derogation of, any statutory, equitable, common law, or other remedy.

9.   BUYER'S CANCELLATION OF ASSET PURCHASE AGREEMENT

      9.1. Jeopardy. In the event the performance by any party hereto of any term, covenant, condition or provision of this Asset Purchase Agreement should jeopardize (i) the participation of Buyer or Seller in any reimbursement or payment program or
(ii) if for any other reason said performance should be in violation of any statute, ordinance, or be otherwise deemed illegal, or be deemed unethical by any recognized California or federal judicial body or California or federal governmental agency (collectively, "Jeopardy Event"), then the parties shall use their best efforts to meet forthwith and attempt to negotiate an amendment to this Asset Purchase Agreement to remove or negate the effect of the Jeopardy Event. In the event the parties are unable to negotiate such an amendment within fifteen (15) days following written notice by either party of the Jeopardy Event, then Buyer may cancel this Asset Purchase Agreement prior to the Closing immediately upon written notice.

     9.2. Due Diligence. In the event Buyer is dissatisfied with any item or information discovered as a result of Due Diligence or that is contained in any exhibit or schedule hereto, and Seller is unable to satisfy Buyer's concern(s) on or before the Closing Date, then Buyer may cancel this Asset Purchase Agreement immediately upon notice.

      9.3. Exercise of Cancellation Options. In the event Buyer exercises any of the cancellation options described above, it shall so notify Seller in writing and each party shall return forthwith all originals and copies of any financial or other records, instruments, or other documents it has received from the other party and, except as provided in this Asset Purchase Agreement, all of the parties' respective rights and obligations hereunder shall terminate immediately. Notwithstanding the foregoing, the parties' respective obligations under Section 6 above shall survive Buyer's exercise of any of said cancellation options.

10.  MISCELLANEOUS

      10.1. Risk of Loss. Until the Closing, Seller shall bear all risk of loss, damage or destruction to the Assets.

      10.2. No Third Party Beneficiaries. The parties intend that the benefits of this Asset Purchase Agreement shall inure only to Buyer and Seller except as expressly so stated herein. Notwithstanding anything contained herein, or any conduct or course of conduct by any party hereto, before or after signing this Asset Purchase Agreement, this Asset Purchase Agreement shall not be construed as creating any right, claim or cause of action against Buyer or Seller by any other person or entity.

      10.3. Entire Agreement. This Asset Purchase Agreement, together with all exhibits and schedules hereto, and all documents referred to herein (including without limitation any ancillary agreements), constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all other and prior agreements on the same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. Each party to this Asset Purchase Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by the other party(ies), or by anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Asset Purchase Agreement shall be valid or binding.

      10.4. Successors and Assigns. This Asset Purchase Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs (as applicable), legal representatives, and permitted successors and assigns. No party may assign this Asset Purchase Agreement or the rights, interests or obligations hereunder. Any assignment or delegation in contravention of this Section shall be null and void.

      10.5. Counterparts. This Asset Purchase Agreement, and any amendments hereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

      10.6. Headings. The section headings contained in this Asset Purchase Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Asset Purchase Agreement.

      10.7. Notices. Any notices required or permitted to be given hereunder by any party to the other shall be in writing and shall be deemed delivered upon personal delivery; twenty-four
(24) hours following deposit with a courier for overnight delivery; or seventy-two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:

If to Seller:            Sharon M. Crowder, D.D.S.
                    Sharon M. Crowder, D.D.S., Inc.
                    19231 Victory Blvd., Suite 557
                    Reseda, California 91335

If to Buyer:             Robert J. Schulhof
                    Omega Orthodontics of Reseda, Inc.
                    c/o Omega Orthodontics, Inc.
                    3621 Silver Spur Lane
                    Acton, California 93510

      10.8. Governing Law. This Asset Purchase Agreement shall be governed by and construed in accordance with the laws of the State of California.

      10.9. Amendment. This Asset Purchase Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by all parties.

      10.10. Severability. If any provision of this Asset Purchase Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force and effect, unless such invalidity or unenforceability would defeat an essential business purpose of this Asset Purchase Agreement.

      10.11. Fees and Expenses. Except as otherwise explicitly set forth otherwise in writing signed by the parties, each of Seller and Buyer agrees to bear its own expenses including, without limitation, attorneys' and accountants' fees in connection with the preparation of this Asset Purchase Agreement and the transactions contemplated hereby.

      10.12. Exhibits and Schedules. All exhibits and schedules attached to this Asset Purchase Agreement are incorporated herein by this reference and all references herein to "Asset Purchase Agreement" shall mean this Asset Purchase Agreement together with all such exhibits and schedules, and all ancillary agreements to be delivered at Closing.

       10.13. Survival of Indemnities, Representations and Warranties. Except as expressly stated to the contrary herein, the indemnities, representations and warranties of Buyer and Seller contained in this Asset Purchase Agreement or in any certificate or document delivered pursuant to the provisions hereof shall survive the Closing.

      10.14. Time of Essence. Time is expressly made of the essence of this Asset Purchase Agreement and each and every provision hereof of which time of performance is a factor.

      10.15. Grievances and Arbitration. Except as specifically stated elsewhere in this Agreement, any controversy or claim arising out of this Asset Purchase Agreement shall be settled by arbitration in Los Angeles, California in accordance with the Commercial Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. All disputes shall be settled by a panel of not less than three (3) arbitrators chosen from any one or more offices of the American Arbitration Association.

      10.16. Specific Performance. The Seller acknowledges and agrees with Buyer that in the event Seller terminates this Asset Purchase Agreement or otherwise fails to close, Buyer would be irreparably damaged thereby and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedies that Buyer may have at law or in equity, the Buyer shall be entitled to specific performance and injunctive relief to prevent such a breach and specifically to enforce the terms and provisions hereof in any action instituted in a court of competent jurisdiction.

      10.17. Attorneys' Fees. Should either Buyer or Seller institute any action or procedure to enforce this Asset Purchase Agreement or any provision hereof, or for damages by reason of any alleged breach of this Asset Purchase Agreement or of any provision hereof, or for a declaration of rights hereunder including without limitation arbitration, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     10.18. Construction. The parties have participated jointly in the negotiation and drafting of this Asset Purchase Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Asset Purchase Agreement.

      10.19. Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Asset Purchase Agreement and the intentions of the parties hereto.


     IN WITNESS WHEREOF, the undersigned have executed this Asset
Purchase Agreement as of the date first written above.

"BUYER"
OMEGA ORTHODONTICS OF RESEDA, INC.,
a California corporation


By: /s/ Robert J. Schulhof
      Robert J. Schulhof, President

"SELLER"
SHARON M. CROWDER, D.D.S., INC.


By: /s/ Sharon M. Crowder, D.D.S.
      Sharon M. Crowder, D.D.S., President
                        LIST OF EXHIBITS

EXHIBIT

1.1(a)         Assets
1.1(b)         Assumed Contracts
1.2       Excluded Assets
2.1       Assumed Liabilities
3.2       Allocation of Purchase Price
3.3       Payment
4         Disclosure Schedule
7.2.1          Form of Bill of Sale
                         EXHIBIT 1.1(a)

                             ASSETS


      1. All contracts and agreements which Buyer determines in its sole discretion to assume as itemized on Exhibit 1.1(b).

       2.     All   accounts  receivable  of  Seller   ("Accounts
Receivable")  on the close of business on the Closing  Date.   As
used herein, "Accounts Receivable" shall include all rights to payment for goods or services rendered, whether or not yet earned by performance, all other obligations and receivables from others no matter how evidenced relating to the Practice, including purchase orders, notes, instruments, drafts and acceptances and all guarantees of the foregoing and security therefor, relating to the Practice.

      3.    Seller's furniture, fixtures, leasehold improvements,
machinery,  equipment, inventories, supplies and  other  tangible personal  property  used in the Practice  listed  on  Schedule  1 attached hereto.

      4. Seller's right to reimbursement for all professional services provided to managed care and fee-for-service patients.
                           Schedule 1

                       To Exhibit 1.1(a)

                   FURNITURE, FIXTURES, ETC.


1.   Television
2.   Computer:
          a.   Monitors (2)
          b.   Keyboards
          c.   Laser printer
          d.   Hard drive
3.   Refrigerators (2)
4.   Scale & postage meter (leased)
5.   Copy machine
6.   Dentronix sterilizer
7.   Ultra Sonic cleaner
8.   Electronic mixing bowl
9.   Wax heater
10.  Telephone system
11.  Lathe
12.  Lathe accessories
13.  Welder
14.  Model timmer
15.  Vibrator
16.  Sta Vac   Vacuum former
17.  5 chairs:
          a.   Chair controls and fountains
          b.   Over chair tables
18.  4  Pelton  Crane lights, 1 Halogen over chair - Welch  Allyn light
19.  Lab pliers
20.  2 Dremels
21.  Stereo system
22.  Typewriter
23.  Paper cutter
24.  Cotton roll holders
25.  Mobile cart
26.  Trash cans
27.  Study model boxes
28.  Reception room furniture:
          a.   3 sofas
          b.   3 lamps
          c.   1 table
          d.   2 pictures
29.  4 Operatory chairs
30.  4 desk chairs
31.  1 Lab chair
32.  Lab supplies:
          a.   Solder
          b.   Wire
          c.   Acrylic
33.  Operatory supplies:
                         a.   Brackets = 1,200    Bands = 500
          b.   Wires
          c.   Cotton rolls
          d.   Facemasks & Headgear
34.  Miscellaneous hand instruments:
          a.   Mirrors
          b.   Scalers - etc.
          c.   Pliers 140
35.  Office supplies & small tools:
          a.   Paper hole punch
          b.   Toothbrushes
          c.   Staplers
          d.   Solder
          e.   Elastics
          f.   Wax
          g.   Fluid

                         EXHIBIT 1.1(b)

                       ASSUMED CONTRACTS


1.   Contract for postal machine (ie, Pitney-Bowes)

2.   Office lease relating to:

          19231 Victory Blvd., Suite 557
          Reseda, California 91335
                          EXHIBIT 1.2

                        EXCLUDED ASSETS


      1. All right, title and interest of Seller in all agreements, contracts, leases, loans, security agreements and any other agreements of any nature whatsoever except as otherwise specifically set forth herein on Exhibit 1.1(b), Assumed Contracts.

      2. All employee pension and profit sharing plans and funds, deferred compensation and similar fringe or employee benefit plans or programs, any disability or other employee insurance plans, any employment and executive compensation agreements, bonus and stock option plans, and any funds or property held in trust for employees.

      3. All cash, bank balances, monies in possession of any bank, other cash items and marketable securities of Seller.

      4. Ownership of all trademarks, trade names, copyrights, logos, licenses, ownership interests in telephone numbers at Practice, or related items of Seller that in any way pertain to the Practice.

     5.   All patient records, files and X-rays.

      6. All of Seller's goodwill, which may include location goodwill, name recognition goodwill, patient allegiance, etc.

      7. All business, financial and accounting records and books of account of Seller relating to the Practice exclusive of Seller's general ledger.

     8.   A license to use (but not to own) all trademarks, trade
names,  copyrights,  logos,  licenses,  ownership  interests   in
telephone numbers at Practice, or related items of Seller that in any way pertain to the Practice.
                          EXHIBIT 2.1

                      ASSUMED LIABILITIES

      1. Those Assumed contracts set forth in Exhibit 1.1(b), provided, however, that with respect to the Office Lease described in item 2 of said Exhibit, liability is assumed by Buyer only from and after the closing date and any rent due for the month in which the closing occurs shall be allocated on a pro rata basis between Buyer and Seller.
                          EXHIBIT 3.2

                  ALLOCATION OF PURCHASE PRICE

Assets

     Contracts and Agreements

     Accounts Receivable

     Furniture, Fixtures, Equipment and other Tangible Assets

       Trademarks,  Trade  Names,  Copyrights,  Logos,  Telephone

Numbers and Certain Licenses

     Reimbursement Rights

                          EXHIBIT 3.3

                            PAYMENT


Buyer shall pay Seller on the Closing Date Twenty-Five Thousand Dollars ($25,000) in cash, payable to Seller by way of cashier's check or wire transfer of immediately available funds into a deposit account designated in writing by Seller prior to the Closing Date.
                           EXHIBIT 4

                      DISCLOSURE SCHEDULE

[The   Disclosure  Schedule  is  to  be  arranged   in   sections
corresponding to the numbered and lettered sections contained  in
Section 4.]


                        Not Applicable.
                         EXHIBIT 7.2.1

                      FORM OF BILL OF SALE

                          BILL OF SALE

          FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Sharon M. Crowder, D.D.S., Inc., a California professional dental corporation ("Seller"), hereby sells and assigns to Omega Orthodontics of Reseda, Inc., a Delaware corporation ("Buyer"), and its successors and assigns, to have and to hold forever, one hundred percent (100%) of all of the right, title and interest of Seller in every item of property that is listed in Exhibit 1.1(a) to the Agreement for the Purchase and Sale of Assets, made and entered into as of January 7, 1998, by and between Buyer and Seller (the "Asset Purchase Agreement").

           In addition, Seller hereby sells and assigns to Buyer one hundred percent (100%) of all of Seller's right, title and interest in the contracts and agreements which are listed in
Exhibit 1.1(b) to the Asset Purchase Agreement and Buyer hereby accepts such assignment and assumes and agrees to be bound by and to perform one hundred percent (100%) of all of the duties and obligations of Seller thereunder.

           Buyer and Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer to sell and assign to Buyer, its successors and assigns, title to the assets sold and assigned by this Bill of Sale.

          IN WITNESS WHEREOF, Seller and Buyer have executed this
Bill of Sale for delivery as of the 7th day of January, 1998.

Seller:                  Sharon M. Crowder, D.D.S., Inc.,
                    a California professional dental corporation


                    By:
                          Sharon M. Crowder, D.D.S.


Buyer:                            Omega  Orthodontics of  Reseda,
                    Inc.,
                    a Delaware corporation



                    By:
                         Robert J. Schulhof, President